Exhibit 21.1

LIST OF SUBSIDIARIES - AS OF DECEMBER 31, 2023

Entity Name	State or other jurisdiction of incorporation or organization
Equitable Holdings, Inc.	DE
Alpha Units Holdings, Inc.	DE
Alpha Units Holdings II, Inc.	DE
787 Holdings, LLC	DE
1285 Holdings, LLC	DE
Equitable Financial Services, LLC	DE
CS Life Re Company	AZ
Equitable Financial Investment Management, LLC	DE
Equitable Investment Management, LLC	DE
EQ AZ Life Re Company	AZ
Equitable Distribution Holding Corporation	DE
Equitable Advisors, LLC	DE
Equitable Network, LLC	DE
Equitable Network of Puerto Rico, Inc.	P.R.
Penn Investment Advisors, Inc.	NY
PlanConnect, LLC	DE
Equitable Financial Life Insurance Company	NY
Equitable Investment Management Group LLC	DE
VA Capital Company LLC	DE
Broad Vista Partners, LLC	DE
200 East 87th Street Company, LLC	DE
EQ European Commercial Real Estate Debt Holdings LLC	DE
EQ European Commercial Real Estate Debt Holdings GP S.à r.l.	Luxembourg
EQ European Commercial Real Estate Debt, SICAV-RAIF	Luxembourg
EQ ECRED Investments I S.à r.l.	Luxembourg
EQ ECRED Investments II S.à r.l.	Luxembourg
EQ Holdings, LLC	NY
Equitable Casualty Insurance Company	VT
AllianceBernstein Corporation	DE
SEE LISTING A
Equitable Distributors, LLC	DE
J.M.R. Realty Services, Inc.	DE
Equitable Structured Settlement Corp.	DE
Equitable Managed Assets, L.P.	DE
EVSA, Inc.	DE
ECA Residential LLC	DE
Separate Account 166, LLC	DE

Equitable Financial Life and Annuity Company	CO
MONY International Holdings, LLC	DE
MONY International Life Insurance Co. Seguros de Vida S.A.	Argentina
MONY Financial Resources of the Americas Limited	Jamaica
MBT, Ltd.	Cayman Islands
MONY Participacoes LTDA (f/k/a MONY Consultoria e Corretagem de Seguros Ltda.)	Brazil
Equitable Financial Life Insurance Company of America	AZ
Equitable Financial Investment Management America, LLC	DE
ECA AZ Residential LLC	DE
MONY Financial Services, Inc.	DE
Financial Marketing Agency, Inc.	OH
1740 Advisers, Inc.	NY

LISTING A - AllianceBernstein Corporation
Equitable Holdings, Inc.
Alpha Units Holdings, Inc.
Equitable Financial Services, LLC	DE
AllianceBernstein Corporation	DE
AllianceBernstein Holding L.P.	DE
AllianceBernstein L.P.	DE
AllianceBernstein International LLC	DE
AllianceBernstein Corporation of Delaware	DE
AllianceBernstein (Singapore) Ltd.	Singapore
AllianceBernstein Portugal, Unipessoal LDA	Portugal
Alliance Capital (Mauritius) Private Ltd.	Mauritius
AllianceBernstein Solutions (India) Private Limited	India
AllianceBernstein Invest. Res. & Man. (India) Pvt. Ltd.	India
AllianceBernstein Oceanic Corporation	DE
AllianceBernstein Asset Management (Korea) Ltd.	Korea
AllianceBernstein Investments, Inc.	DE
AllianceBernstein Investor Services, Inc.	DE
AllianceBernstein Hong Kong Limited	Hong Kong
AllianceBernstein Management Consulting (Shanghai) Co., Ltd.	China
AllianceBernstein Fund Management Co., Ltd.	China
AB (Shanghai) Overseas Investment Fund Management Co., Ltd.	China

Sanford C. Bernstein Limited	UK
Sanford C. Bernstein (Autonomous UK) 1 Limited	UK
Bernstein Autonomous LLP	UK
Autonomous Research Limited	UK
Procensus Limited	UK
Sanford C. Bernstein (CREST Nominees) Ltd.	UK
Sanford C. Bernstein (Canada) Limited	Canada
W.P. Stewart & Co., LLC	DE
WPS Advisors, LLC	DE
W.P. Stewart Asset Management LLC	DE
W.P. Stewart Securities LLC	DE
W.P. Stewart Asset Management (NA), LLC	NY
AB CarVal Investors L.P.	DE
CarVal CLO Management GP, LLC	DE
CarVal CLO Management Holdings, L.P.	DE
CarVal CLO Management, LLC	DE
CarVal Carry GP Corp.	Cayman Islands
CVI General Partner, LLC	DE
CarVal Investors Luxembourg S.a.r.l.	Luxembourg
CarVal Investors Ireland DAC	Ireland
CarVal Portugal LDA	Portugal
CarVal Investors Pte Ltd.	Singapore
CarVal Investors PRC Holdings Pte. Ltd.	singapore
CarVal Wensheng Private Fund Management (Shanghai) Co., Ltd.	China
AllianceBernstein Investments Taiwan Limited	Taiwan
AB Trust Company, LLC	NH
Alliance Capital Management LLC	DE
AllianceBernstein Real Estate Investments LLC	DE
AB Private Credit Investors LLC	DE
AB Custom Alternative Solutions LLC	DE
Sanford C. Bernstein & Co., LLC	DE
Autonomous Research U.S. L.P.	NY
AnchorPath Financial, LLC	DE
AnchorPath GP, LLC	DE
AB Broadly Syndicated Loan Manager LLC	DE
Sanford C. Bernstein Global Holdings LLC	DE
Bernstein Institutional Services LLC	DE
Sanford C. Bernstein (Singapore) Private Limited	Singapore
AllianceBernstein Business Services Private Limited	India
Sanford C. Bernstein Japan KK	Japan
AllianceBernstein International LLC	DE
Sanford C. Bernstein (Schwiez) GmbH	Switzerland
Sanford C. Bernstein (Hong Kong) Limited	Hong Kong
Sanford C. Bernstein (Australia) Pty. Limited	Australia
Sanford C. Bernstein (Ireland) Limited	Ireland

AllianceBernstein Holdings Limited	U.K.
AllianceBernstein ECRED Management Limited	U.K.
AllianceBernstein ECRED Co-Investment Limited	U.K.
AllianceBernstein Corporation of Delaware	DE
AllianceBernstein (Argentina) S.R.L.	Argentina
AllianceBernstein (Chile) SpA	Chile
AllianceBernstein Japan Ltd.	Japan
AllianceBernstein Investment Management Australia Limited	Australia
AllianceBernstein Administradora de Carteiras (Brasil) Ltda.	Brazil
AllianceBernstein Holdings (Cayman) Ltd.	Cayman Isles
AllianceBernstein Preferred Limited	U.K.
CPH Capital Fondsmaeglerselskab A/S	Denmark
AB Bernstein Israel Ltd.	Israel
AllianceBernstein Limited	U.K.
AllianceBernsten (DIFC) Limited	U.A.E.
AllianceBernstein Schweiz AG	Switzerland
AllianceBernstein (Luxembourg) S.a.r.l.	Lux.
AllianceBernstein (Mexico) S. de R.L. de C.V.	Mexico
AllianceBernstein Australia Limited	Australia
AllianceBernstein Canada, Inc.	Canada